Exhibit 99.2

TOTAL SYSTEM SERVICES, INC.
P.O. BOX 2506
COLUMBUS, GA 31902-2506

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by TSYS in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TSYS, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E82933-S89261 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  TOTAL SYSTEM SERVICES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, AND 4.		For	Against	Abstain

1.

Approval of the Agreement and Plan of Merger, dated as of May 27, 2019 (as amended from time to time, the “merger agreement”), by and between Total System Services, Inc. (“TSYS”) and Global Payments Inc. (“Global Payments”) and the transactions contemplated thereby, including the merger of TSYS with and into Global Payments (the “merger”).

		☐	☐	☐

2.	Approval, on an advisory (non-binding) basis, of the executive officer compensation that will or may be paid to or become payable to TSYS’ named executive officers in connection with the merger.	☐	☐	☐

3.

Approval, on an advisory (non-binding) basis, of an amendment to Global Payments’ articles of incorporation to declassify Global Payments’ board of directors and provide for the annual election of directors.

		☐	☐	☐

4.	Approval of the adjournment of the TSYS special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

The undersigned hereby acknowledges receipt of NOTICE of the SPECIAL MEETING and the PROXY STATEMENT and hereby revokes all Proxies previously given by the undersigned for the SPECIAL MEETING.

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important notice regarding the Internet availability of proxy materials for the

Special Meeting of Shareholders:

The Notice and Proxy Statement are available at: www.proxyvote.com.

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E82934-S89261

TOTAL SYSTEM SERVICES, INC.

POST OFFICE BOX 2506, COLUMBUS, GEORGIA 31902-2506

SPECIAL MEETING OF SHAREHOLDERS OF TSYS

TO BE HELD AUGUST 29, 2019

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TSYS

By signing on the reverse side, I hereby appoint Dorenda K. Weaver and Joseph J. Bialoncik as proxies, each of them singly and each with power of substitution, to vote all shares of Common Stock of TSYS of the undersigned or with respect to which the undersigned is entitled to vote on July 22, 2019 at the SPECIAL MEETING OF THE SHAREHOLDERS OF TSYS to be held on the 29th day of August, 2019, and at any adjournments or postponements thereof.

The Board of Directors is not aware of any matters likely to be presented for action at the Special Meeting of Shareholders of TSYS, other than the matters listed herein. However, if any other matters are properly brought before the Special Meeting, the persons named in this proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This proxy is revocable at any time prior to its use.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, AND 4 LISTED ON THE REVERSE SIDE OF THIS CARD.

IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)